UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2007

DOMINION RESOURCES, INC.

(Exact name of registrant as specified in its charter)

VIRGINIA	001-08489	54-1229715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 TREDEGAR STREET RICHMOND, VIRGINIA	23219
(Address of principal executive offices)	(Zip Code)

(804) 819-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 27, 2007, Dominion Resources, Inc. (the “Registrant” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with its wholly owned subsidiary, Consolidated Natural Gas Company (“CNG”), a Delaware corporation (the “Merger”).

The Merger Agreement contemplated that the Merger would become effective on June 30, 2007 (the “Effective Date”). On the Effective Date, CNG was merged into the Company, with the Company surviving as the continuing corporation. By virtue of the Merger, CNG’s separate existence ceased on the Effective Date. The Merger had no effect on the Articles of Incorporation of the Company or upon its Bylaws, as in effect prior to the Merger.

For more information on the Merger and certain agreements entered into in connection therewith, please see Items 2.03 and 8.01 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference.

A copy of the Agreement and Plan of Merger referred to above and filed with the Commonwealth of Virginia State Corporation Commission (the “SCC”) is filed as Exhibit 2 to this Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Long Term Debt

Immediately prior to the Effective Date, CNG had long-term debt obligations outstanding under the following instruments: (i) that certain Indenture, dated as of May 1, 1971, between CNG and The Bank of New York (as successor trustee to JPMorgan Chase Bank (formerly The Chase Manhattan Bank, Chemical Bank and Manufacturers Hanover Trust Company)), as trustee, as heretofore supplemented (the “1971 Indenture”); (ii) that certain Indenture, dated as of April 1, 1995, between CNG and The Bank of New York (as successor trustee to United States Trust Company of New York), as trustee, as heretofore supplemented (the “1995 Indenture”); (iii) that certain Indenture, dated as of April 1, 2001, between CNG and The Bank of New York (as successor trustee to Bank One Trust Company, National Association), as trustee, as heretofore supplemented (the “April 2001 Indenture”); and (iv) that certain Indenture, dated as of October 1, 2001, between CNG and The Bank of New York (as successor trustee to Bank One Trust Company, National Association), as trustee, as heretofore supplemented (the “October 2001 Indenture”; the 1971 Indenture, the 1995 Indenture, the April 2001 Indenture and the October 2001 Indenture are collectively referred to herein as the “Indentures”).

CNG had $150 million principal 6.625% debentures due December 1, 2013 outstanding under the 1971 Indenture immediately prior to the Effective Date. These debentures were issued under that certain Eighteenth Supplemental Indenture, dated as of December 1, 1993 and are the subject of a tender offer that expires on July 11, 2007 (the “Debt Tender Offer”) that is further described in a Form 8-K Current Report filed by the Company on June 15, 2007. The extent to which these debentures will be purchased in the Debt Tender Offer will not be determined until the Debt Tender Offer expires.

CNG had the following four series of debentures outstanding under the 1995 Indenture immediately prior to the Effective Date: $150 million principal amount of the 6.875% debentures due October 15, 2026; $150 million principal amount of the 6.625% debentures due December 1, 2008; $300 million principal amount of the 6.800% debentures due December 15, 2027; and $200 million principal amount of the 6.000% debentures due October 15, 2010. These debentures were issued under that certain Securities Resolution No. 2 effective as of October 16, 1996, that certain Securities Resolution No. 3 effective as of December 10, 1996, that certain Securities Resolution No. 4 effective as of December 9, 1997 and that certain Securities Resolution No. 5 effective as of October 20, 1998, respectively. These debentures are also the subject of the Debt Tender Offer, although based on initial tender results that were released on June 27, 2007, it appears that none of the 6.000% debentures due 2010 will be purchased. The extent to which the other debentures will be purchased in the Debt Tender Offer will not be determined until the Debt Tender Offer expires.

CNG had the following four series of debentures outstanding under the April 2001 Indenture immediately prior to the Effective Date: $500 million principal amount of the 6.850% Senior Notes due April 15, 2011; $450 million principal amount of the 6.250% Senior Notes due November 1, 2011; $200 million principal amount of the 5.000% Senior Notes due March 1, 2014; and $400

million principal amount of the 5.000% Senior Notes due December 1, 2014. These debentures were issued under that certain First Supplemental Indenture, dated April 1, 2001, that certain Third Supplemental Indenture, dated October 25, 2001, that certain Fifth Supplemental Indenture dated December 1, 2003, and that certain Sixth Supplemental Indenture dated November 1, 2004, respectively. The 6.850% Senior Notes due 2011 and the 6.250% Senior Notes due 2011 are also the subject of the Debt Tender Offer, although based on initial tender results that were released on June 27, 2007, it appears that none of the 6.250% debentures due 2011 will be purchased. The extent to which the other debentures will be purchased in the Debt Tender Offer will not be determined until the Debt Tender Offer expires.

CNG had $206 million principal amount of the 7.800% junior subordinated debentures due October 31, 2041 outstanding under the October 2001 Indenture immediately prior to the Effective Date. These junior subordinated debentures were issued under that certain First Supplemental Indenture, dated as of October 23, 2001. All of these subordinated notes are held by Dominion CNG Capital Trust I which has issued a corresponding series of 7.800% trust preferred securities. These securities have been called for redemption on July 17, 2007.

As of the Effective Date, the Company entered into supplemental indentures under each of the Indentures whereby the Company expressly assumed following the consummation of the Merger, from and after the Effective Date, (i) the due and punctual payment of the principal of and any premium and interest on all the securities outstanding under the Indentures as of the Effective Date, and (ii) the performance and observance of each and every covenant and condition of the Indentures on the part of CNG to be performed or observed.

A copy of the Twenty-First Supplemental Indenture to the 1971 Indenture, a copy of the Second Supplemental Indenture to the 1995 Indenture, a copy of Seventh Supplemental Indenture to the April 2001 Indenture, and a copy of the Second Supplemental Indenture to the October 2001 Indenture, pursuant to which the Company assumes CNG’s obligations under the Indentures, are filed as Exhibits 4.2, 4.4, 4.6 and 4.8, respectively, to this Form 8-K.

Credit Agreements

Immediately prior to the Effective Date, CNG was a borrower under that certain $1.7 billion Amended and Restated Five-Year Credit Agreement, dated as of February 28, 2006, with Barclays Bank PLC (“Barclays”), as Administrative Agent, Barclays and KeyBank National Association, as Syndication Agents and SunTrust Bank, The Bank of Nova Scotia and ABN AMRO Bank N.V., as Co-Documentation Agents (the “$1.7b Credit Facility”).

The Company has provided Barclays and the lenders to the $1.7b Credit Facility with an acknowledgment, dated as of June 27, 2007, that following the consummation of the Merger, from and after the Effective Date, the Company has automatically, and without any requirement for any further action, (i) assumed the loans, letter of credit obligations and all other obligations, rights and duties of CNG under the $1.7b Credit Facility and other related ancillary credit documents, and (ii) become the “Borrower” under the $1.7b Credit Facility and other related ancillary credit documents and is bound in all respects by the terms thereof as if it were an original signatory thereto.

A copy of the above described acknowledgement is filed as Exhibit 4.9 to this Form 8-K.

Item 8.01.	Other Events.

The Merger

The Merger was effected in reliance upon the short-form merger provisions of Delaware General Corporation Law and the Virginia Stock Corporation Act. These permit a corporation which owns at least 90% of the outstanding shares of each class of stock of the stock of another corporation entitled to vote on a merger to merge that 90%-owned subsidiary into itself by the unilateral action of the parent corporation’s board of directors.

The Merger was authorized by the Board of Directors of the Company at a meeting held on May 29, 2007. The Merger was also authorized by the Board of Directors of CNG by unanimous written consent effective on May 29, 2007.

Pursuant to these authorizations a Certificate of Ownership was duly prepared, executed and acknowledged in accordance with Delaware General Corporation Law and thereafter delivered to the Secretary of State of the State of Delaware for filing on June 27, 2007, as provided in Delaware General Corporation Law. Similarly, Articles of Merger of CNG with and into the Company with an Agreement and Plan of Merger attached were duly prepared, executed and filed simultaneously with the SCC on June 27, 2007.

The Merger became effective in the State of Delaware and the Commonwealth of Virginia on the Effective Date.

On the Effective Date and by virtue of the Merger, the separate corporate existence of CNG ceased and the Company survived as the continuing corporation. Without limiting the generality of the foregoing, and subject thereto and to any other applicable laws, at the Effective Date, all the properties, rights, privileges, powers and franchises of CNG became vested in the Company, and all debts, liabilities, restrictions, disabilities and duties of CNG became the debts, liabilities, restrictions, disabilities and duties of the Company. In addition, at the Effective Date, several CNG subsidiaries became principal direct legal subsidiaries of the Company. These include Dominion Transmission, Inc., The East Ohio Gas Company, Dominion Exploration & Production, Inc. and Dominion Oklahoma Texas Exploration & Production, Inc.

Press Release

On July 2, 2007, the Company issued a press release, attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing it had completed the Merger.

(d)	Exhibits.

Exhibit No.	Description
2	Agreement and Plan of Merger, dated as of June 27, 2007, by and among Dominion Resources, Inc. and Consolidated Natural Gas Company.*

4.1	Indenture, dated as of May 1, 1971, between Consolidated Natural Gas Company and The Bank of New York (as successor trustee to JP Morgan Chase Bank (formerly The Chase Manhattan Bank and Manufacturers Hanover Trust Company)) (Exhibit (5) to Certificate of Notification at Commission File No. 70-5012, incorporated by reference).

4.2	Twenty-First Supplemental Indenture to the 1971 Indenture, dated as of June 27, 2007, between Dominion Resources, Inc., Consolidated Natural Gas Company and The Bank of New York (as successor trustee to JPMorgan Chase Bank (formerly The Chase Manhattan Bank, Chemical Bank and Manufacturers Hanover Trust Company)), as trustee.*

4.3	Indenture, dated as of April 1, 1995, between Consolidated Natural Gas Company and The Bank of New York (as successor trustee to United States Trust Company of New York) (Exhibit (4) to Certificate of Notification at Commission File No. 70-8107, incorporated by reference).

4.4	Second Supplemental Indenture to the 1995 Indenture, dated as of June 27, 2007, between Dominion Resources, Inc., Consolidated Natural Gas Company and The Bank of New York (as successor trustee to United States Trust Company of New York), as trustee.*

4.5	Indenture, dated April 1, 2001, between Consolidated Natural Gas Company and The Bank of New York (as successor trustee to Bank One Trust Company, National Association) (Exhibit 4.1, Form S-3 File No. 333-52602, as filed on December 22, 2000, incorporated by reference).

4.6	Seventh Supplemental Indenture to the April 2001 Indenture, as of June 27, 2007, between Dominion Resources, Inc., Consolidated Natural Gas Company and The Bank of New York (as successor trustee to Bank One Trust Company, National Association), as trustee.*

4.7	Form of Indenture for Junior Subordinated Debentures, dated October 1, 2001, between Consolidated Natural Gas Company and The Bank of New York (as successor trustee to Bank One Trust Company, National Association) (Exhibit 4.2, Form S-3 Registration No. 333-52602, as filed on December 22, 2000, incorporated by reference).

4.8	Second Supplemental Indenture to the October 2001 Indenture, dated as of June 27, 2007, between Dominion Resources, Inc., Consolidated Natural Gas Company and The Bank of New York (as successor trustee to Bank One Trust Company, National Association), as trustee.*

4.9	Acknowledgement, dated as of June 27, 2007, by Dominion Resources, Inc. to Barclays Bank PLC, as Administrative Agent, and the other lenders named in the $1.70 billion Amended and Restated Five-Year Credit Agreement dated February 28, 2006.*

99.1	Press Release dated July 2, 2007*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dominion Resources, Inc.

/s/ PATRICIA A. WILKERSON
	Name:	Patricia A. Wilkerson
	Title:	Vice President & Corporate Secretary

Dated: July 3, 2007